As filed with the Securities and Exchange Commission on September 1, 1994
                                                  Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                MEDTRONIC, INC.
             (Exact name of registrant as specified in its charter)

         MINNESOTA                                                   41-0793183
(State of other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

7000 CENTRAL AVENUE N.E.                                                   55432
MINNEAPOLIS, MINNESOTA                                                (Zip Code)
(Address of principal executive offices)

                                MEDTRONIC, INC.
                             1994 STOCK AWARD PLAN
                            (Full title of the plan)

                                 RONALD E. LUND
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                                MEDTRONIC, INC.
                            7000 CENTRAL AVENUE N.E.
                             MINNEAPOLIS, MN 55432
                    (Name and address of agent for service)
                                 (612) 574-4000
                (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


                                           Proposed Maximum     Proposed  Maximum
Title of Securities     Amount to be           Offering         Aggregate Offering       Amount of
  to be Registered       Registered      Price Per Share (1)        Price (1)        Registration Fee
Common Stock,
 without par value (2) 2,800,000 Shares      $96.5625             $270,375,000         $93,232.76

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the registrant's Common Stock on August 25, 1994 as reported by the New York Stock Exchange.

(2) Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the registrant's Shareholder Rights Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed (File No. 1-7707) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference, as of their respective dates, and made a part hereof:

                 (1) The Annual  Report on Form 10-K of  Medtronic,  Inc.  (the
                  "Company") for the fiscal year ended April 30, 1994 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                 (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

                 (3) The description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 4.1 of the Company's Bylaws provides that the Company shall indemnify its directors and officers to the full extent required or permitted by Minnesota Statutes or by other provisions of law. Section 302A.521 of the Minnesota Business Corporation Act provides in substance that, unless prohibited or limited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses; (b) that such person acted in good faith; (c) that no improper personal benefit was obtained by such person and certain statutory conflicts of interest provisions have been satisfied, if applicable; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceeding under consideration, by special legal counsel, by the shareholders who are not parties to the proceeding, or by a court.

         Section 5.2 of the Company's Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividends and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of the provision limiting such liability in the
Company's Articles of Incorporation. This Article does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. This Article also does not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit                   Description

          4.1 Medtronic Restated Articles of Incorporation, as amended to date, incorporated herein by reference to exhibit 3.1 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1990, filed with the Commission under cover of Form SE dated July 20,
                           1990.

          4.2              Medtronic   Bylaws,   as   amended   to   date,
                           incorporated  herein by  reference  to exhibit 3.2 in
                           Medtronic's  Annual  Report on Form 10-K for the year
                           ended April 30, 1991, filed with the Commission under
                           cover of Form SE dated July 24, 1991.

          4.3              Form of  Rights  Agreement  dated as of June 27,
                           1991 between  Medtronic  and Norwest Bank  Minnesota,
                           National Association,  including as Exhibit A thereto
                           the   form  of   Preferred   Stock   Purchase   Right
                           Certificate, incorporated by reference to Exhibit (1)
                           of Medtronic's Form 8-A Registration  Statement dated
                           June 27, 1991 and filed with the  Commission  on June
                           28, 1991.

          5               Opinion of Ronald E. Lund, General Counsel of the Company.

         23.1             Consent of Price Waterhouse

         23.2             Consent of Ronald E. Lund (included in Exhibit 5)

         24                Powers of Attorney

         99 1994 Stock Award Plan, incorporated herein by reference to Appendix A of the Company's 1994 Proxy
                           Statement as filed with the Commission on July 27, 1994.

ITEM 9.  UNDERTAKINGS

         A.      The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 31, 1994.

                                                                 MEDTRONIC, INC.


Dated:  August 31, 1994                             BY:    /s/ WILLIAM W. GEORGE
                                                        ------------------------
                                                               WILLIAM W. GEORGE
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:  August 31, 1994                             BY:    /s/ WILLIAM W. GEORGE
                                                        ------------------------
                                                               WILLIAM W. GEORGE
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated:  August 31, 1994                             BY:    /s/ Robert L. Ryan
                                                        ---------------------
                                                                  ROBERT L. RYAN
                                                       SENIOR VICE PRESIDENT AND
                                                         CHIEF FINANCIAL OFFICER
                                    (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

F. CALEB BLODGETT
ARTHUR D. COLLINS, JR.
WILLIAM W. GEORGE
ANTONIO M. GOTTO, JR., M.D.
BERNADINE P. HEALY, M.D.
VERNON H. HEATH
THOMAS E. HOLLORAN
EDITH W. MARTIN, PH.D.                              DIRECTORS
GLEN D. NELSON, M.D.
RICHARD L. SCHALL
JACK W. SCHULER
GERALD W. SIMONSON
GORDON M. SPRENGER
RICHARD W. SWALIN, PH.D.
WINSTON R. WALLIN

         Ronald E. Lund, Senior Vice President, General Counsel and Secretary of the Registrant, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

Dated:  August 31, 1994                             BY:    /s/ RONALD E. LUND
                                                         --------------------
                                                                  RONALD E. LUND
                                                                ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


Exhibit


4.1 Medtronic Restated Articles of Incorporation, as amended to date, incorporated herein by reference to exhibit 3.1 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1990, filed with the Commission under cover of Form SE dated July 20, 1990.

4.2 Medtronic Bylaws, as amended to date, incorporated herein by reference to exhibit 3.2 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1991, filed with the Commission under cover of Form SE dated July 24, 1991.

4.3 Form of Rights Agreement dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A thereto the form of Preferred Stock Purchase Right Certificate, incorporated by reference to Exhibit (1) of Medtronic's Form 8-A Registration Statement dated June 27, 1991 and filed with the Commission on June 28, 1991.

5                Opinion of Ronald E. Lund, General Counsel of the Company.

23.1             Consent of Price Waterhouse

23.2             Consent of Ronald E. Lund (included in Exhibit 5)

24               Powers of Attorney

99 1994 Stock Award Plan, incorporated herein by reference to Appendix A of the Company's 1994 Proxy Statement as filed with the Commission on July 27, 1994.